                         Index to Financial Statements



                                                                Page


        Report of Independent Auditors ...........................1

        Balance Sheets at December 31, 1995 and 1996 .............2

        For the years ended December 31, 1994, 1995 and 1996

           Statements of Income ..................................3
           Statements of Shareholders' Equity ....................4
           Statements of Cash Flows ..............................5

        Notes to Financial Statements ............................6

                         Report of Independent Auditors

The Board of Directors
The Isaac Corporation

We have audited the accompanying balance sheets of The Isaac Corporation as of December 31, 1996 and 1995, and the related statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Isaac Corporation at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                               ERNST & YOUNG LLP


Toledo, Ohio
February 28, 1997,
 except for Note 8, as to which
 the date is June 23, 1997

                             The Isaac Corporation

                                 Balance Sheets

                             (Dollars in thousands)


                                                                 DECEMBER 31
                                                               1995       1996
                                                             -------------------
ASSETS
Current assets:
 Cash and cash equivalents                                     $    55  $ 1,917
 Trade accounts receivable, less allowance of $134 and $25
  for doubtful accounts                                         13,854   10,588
 Notes and accounts receivable - affiliates                      3,997    3,022
 Inventories                                                     5,267    6,931
 Prepaid expenses                                                  134      113
                                                             ------------------
Total current assets                                            23,307   22,571

 Property, plant and equipment, at cost:
 Land and improvements                                           2,302    2,155
 Buildings, improvements and fixtures                            6,933    4,652
 Machinery and equipment                                        13,540   14,540
                                                             ------------------
                                                                22,775   21,347
 Less accumulated depreciation                                  12,707   13,813
                                                             ------------------
Net property, plant and equipment                               10,068    7,534

Notes receivable - affiliates                                      150        -
Other assets                                                       590       13
                                                             ------------------
Total assets                                                   $34,115  $30,118
                                                             ==================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                             $13,369  $14,057
  Distribution payable to shareholders                             408      566
  Accrued liabilities:
   Commissions payable to affiliate                                391      392
   Payroll                                                       1,353    1,049
   Other                                                           664      867
Current portion of notes payable                                 2,207    1,151
                                                             ------------------
Total current liabilities                                       18,392   18,082

Notes payable                                                        -    4,606
Deferred compensation                                               60      116
Shareholders' equity:

4

 Common stock, no par value, $10 stated value
 per share:
  Class A shares (voting); 75,000 shares authorized,
  26,511.375 shares outstanding                                    341      341
  Class B shares (nonvoting); 225,000 shares authorized,
  79,535.125 shares outstanding                                  1,022    1,022
  Treasury stock; 7,544 Class A shares and 22,632 Class B
  shares recorded at cost                                           --   (5,763)
 Retained earnings                                              14,300   11,714
                                                             ------------------
Total shareholders' equity                                      15,663    7,314
                                                             ------------------
Total liabilities and shareholders' equity                     $34,115  $30,118
                                                             ==================

See accompanying notes.

                             The Isaac Corporation

                              Statements of Income

                             (Dollars in thousands)



                                 YEAR ENDED DECEMBER 31
                              1994       1995        1996
                            --------------------------------
Net sales:
 Scrap processing           $62,646    $ 67,136    $ 69,253
 Brokerage                   37,107      48,957      56,432
                            -------------------------------
                             99,753     116,093     125,685
Cost of materials sold:
 Scrap processing            46,234      49,328      52,076
 Brokerage                   35,568      47,004      53,094
                            -------------------------------
                             81,802      96,332     105,170
                            -------------------------------
                             17,951      19,761      20,515
Material processing costs    10,149      10,778      10,578
                            -------------------------------
Gross profit                  7,802       8,983       9,937
Selling and administrative    5,207       6,617       6,954
                            -------------------------------
Operating profit              2,595       2,366       2,983
Interest expense                (33)        (86)       (620)
Interest and other income       196         492         532
                            -------------------------------
Net income                  $ 2,758    $  2,772    $  2,895
                            ===============================

See accompanying notes.

                             The Isaac Corporation

                       Statements of Shareholders' Equity

                             (Dollars in thousands)



                                        Common Stock      Treasury Stock
                                      ------------------------------------  Retained
                                      Class A  Class B  Class A   Class B   Earnings   Total
                                      -------------------------------------------------------

Balance at January 1, 1994               $341   $1,022                      $ 12,047  $13,410
 Net income                                                                    2,758    2,758
 Distributions to shareholders                                                (1,307)  (1,307)
                                      -------------------------------------------------------
Balance at December 31, 1994              341    1,022                        13,498   14,861
 Net income                                                                    2,772    2,772
 Distributions to shareholders                                                (1,970)  (1,970)
                                      -------------------------------------------------------
Balance at December 31, 1995              341    1,022                        14,300   15,663
 Net income                                                                    2,895    2,895
 Purchase of Treasury stock                             $(1,441)  $(4,322)        --   (5,763)
 Distributions to shareholders                                                (5,481)  (5,481)
                                      -------------------------------------------------------
Balance at December 31, 1996             $341   $1,022  $(1,441)  $(4,322)  $ 11,714  $ 7,314
                                      =======================================================

See accompanying notes.

                             The Isaac Corporation

                            Statements of Cash Flows

                             (Dollars in thousands)


                                                                       YEAR ENDED DECEMBER 31
                                                             1994               1995               1996
                                                       -------------------------------------------------------
OPERATING ACTIVITIES
Net income                                                      $ 2,758            $ 2,772            $ 2,895
Adjustments to reconcile net income to net
 cash provided by operating activities:
   Depreciation                                                   1,071              1,369              1,695
   Loss (gain) on disposal of property,
    plant and equipment                                               8                (69)                20
                                                       ------------------------------------------------------
Net income adjusted for noncash charges                           3,837              4,072              4,610

Changes in operating assets and liabilities:
 Notes and accounts receivable                                    2,430             (3,958)             3,009
 Inventories                                                       (187)              (143)            (1,664)
 Accounts payable                                                (5,934)             4,185                687
 Accrued liabilities and other assets                               303               (173)               (35)
                                                       ------------------------------------------------------
Net cash provided by operating activities                           449              3,983              6,607

INVESTING ACTIVITIES
Payments on notes receivable                                        620              1,590              1,382
Additions to property, plant and equipment                       (1,969)            (5,177)            (2,126)
Increase in notes receivable                                       (515)            (1,725)                 -
Proceeds from sale of property, plant and equipment                  14                 93              2,945
                                                       ------------------------------------------------------
Net cash provided by (used in) investing activities              (1,850)            (5,219)             2,201

FINANCING ACTIVITIES
Borrowings under notes payable                                       --              1,557                102
Payments on notes payable                                          (712)               (19)            (2,207)
Purchase of Treasury stock                                           --                 --               (106)
Distributions paid to shareholders                               (1,015)            (2,653)            (4,735)
                                                       ------------------------------------------------------
Net cash used in financing activities                            (1,727)            (1,115)            (6,946)
                                                       ------------------------------------------------------
Net increase (decrease) in cash and cash
 equivalents                                                     (3,128)            (2,351)             1,862
Cash and cash equivalents at beginning of
 period                                                           5,534              2,406                 55
                                                       ------------------------------------------------------
Cash and cash equivalents at  end of period                     $ 2,406            $    55            $ 1,917
                                                       ======================================================


6

Supplemental disclosure of cash flow
 information: Cash paid during the period
 for interest                                        $    32            $    86            $   449
                                                     =============================================

Supplemental schedule of noncash investing and financing activities:
 During 1996, the Company distributed a life insurance policy with a cash surrender value of $589 to two shareholders in lieu of cash.
 During 1995, the Company assumed a note payable for $668 in connection with the purchase of a headquarters building from a related entity (see Note 6). During 1997, the Company issued $5,657 in notes payable in connection with the purchase of treasury stock (see Note 7).

See accompanying notes.

                             The Isaac Corporation

                         Notes to Financial Statements

                             (Dollars in thousands)


1. SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

The Company's principal activities involve the purchasing and processing of scrap iron and other metals for sale to foundries, mills and other brokers in the midwest and brokering of scrap iron and other metals to similar customers.

MANAGEMENT ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

REVENUE RECOGNITION

Sales of processed products are recognized when the products are shipped. Sales relating to brokerage operations are recognized upon the receipt of the materials by the customer.

DEPRECIATION

Depreciation is principally computed on accelerated methods based upon the estimated useful lives of the assets. Estimated useful lives generally range from 10 to 40 for buildings, improvements and fixtures and 5 to 15 for machinery and equipment.

INCOME TAXES

The Company has elected to be treated as a small business corporation (S Corporation) for income tax purposes. The taxable income of the Company will be included in the shareholders' personal federal and state income tax returns and accordingly no provision for federal or state income taxes has been recorded by the Company. It is the Company's
1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) policy to distribute funds to shareholders in amounts that are, at a minimum, sufficient to cover the shareholders' tax liability from the Company's taxable income.


ENVIRONMENTAL MATTERS

In the normal course of operations, the Company is subject to various environmental laws and regulations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the costs can be reasonably estimated. The Company believes that such costs, in excess of amounts provided, arising out of these matters will not have a material adverse effect on the Company's financial position.

2. INVENTORIES

The Company values its inventory on the lower of cost or market using the last-in, first-out (LIFO) method. Inventories have been reduced by approximately $2,771 and $2,703 at December 31, 1995 and 1996, respectively, from amounts which would have been reported under the first-in, first-out
(FIFO) method, which approximates current costs.

3. EMPLOYEE BENEFIT PLANS

The Company sponsors a trusteed noncontributory pension plan which provides retirement benefits for all eligible employees of the Company and two affiliated companies. Benefits are generally based upon levels of compensation and length of service. Amounts are allocated between the Company and the affiliated companies based upon their participation and contributions to the Plan.

The pension expense (credit) for 1994, 1995, and 1996 included the following components:


                                                1994    1995   1996
                                               ---------------------
Service cost-benefits earned during period     $  42    $ 55   $ 88
Interest cost on projected benefit obligation    226     240    258
Actual return on Plan assets                      43    (625)  (464)
Net amortization and deferral                   (344)    333    131
                                               --------------------
                                               $ (33)   $  3   $ 13
                                               ====================

The funded status of the Plan at December 31 was as follows:


                                                                1995      1996
                                                              ------------------
Actuarial present value of benefit obligations:
  Vested benefit obligation                                    $2,347    $2,436
                                                              =================
  Accumulated benefit obligation                               $2,504    $2,603
                                                              =================
  Projected benefit obligation                                 $3,477    $3,614
Plan assets at fair value                                       4,005     4,314
                                                              -----------------
Plan assets in excess of projected benefit obligation             528       700
Unrecognized net transition asset                                (456)     (420)
Unrecognized net gain                                             (43)     (264)
                                                              -----------------
Prepaid pension cost                                           $   29    $   16
                                                              =================

The assumed rate of increase in future compensation levels and the assumed discount rate used in determining the actuarial present value of the projected benefit obligation was 7.5% and 5.0%, respectively. The assumed rate of return on Plan assets was 7.5%. Plan assets consist primarily of investments in equity, fixed income and money market common trust funds.

In addition, the Company has a 401(k) profit sharing plan which provides retirement benefits for all eligible employees. Participant contributions to the plan are matched at a rate of 30% by the Company up to a maximum of 3% of a participant's compensation. Profit sharing contributions to the plan are at the discretion of the Company's board and approximated $56, $72 and $65 for the years ended December 31, 1994, 1995 and 1996, respectively.

The Company sponsors a nonqualified deferred compensation program which provides for discretionary awards to certain key employees. An individual is fully vested in each award after seven years of employment from the date of the award. Vested amounts can generally be withdrawn by the participant after ten years of participation in the plan. Interest is earned on awards not withdrawn at the U. S. Treasury bond rates. The Company expensed $30, $30 and $56 under this program in 1994, 1995 and 1996, respectively. None of the aforementioned awards were vested at December 31, 1995 or 1996.

4. NOTES PAYABLE AND LONG-TERM DEBT

The Company has unsecured lines of credit totalling $8,000 with two banks with interest payable at the prime rate or at a rate of LIBOR plus 2% if the borrowings are in excess of $500 and of at least thirty days duration. No amounts were outstanding under the lines of credit in 1995 or 1996.

Under the terms of a Close Corporation and Settlement Agreement (see Note 7), the Company entered into separate note payable agreements with a shareholder and a former shareholder. The amounts outstanding under these agreements approximated $5,657 at December 31, 1996. Principal payments are due on a semi-annual basis in amounts totalling $566. Interest on the unpaid note balance is charged at 12% and is payable quarterly. The note agreements require the Company to maintain certain levels of shareholders' equity and debt to equity levels as defined in the agreements.

During 1996, the Company entered into a $100 note agreement with an unrelated entity which remains outstanding at December 31, 1996.

In connection with the acquisition of the Company's new headquarters building (see Note 6), the Company assumed the obligation and made additional borrowings under a mortgage note agreement with a bank. Outstanding borrowings at December 31, 1995 were $2,207 and were secured by the building with a carrying value of approximately $2,700. During 1996, the outstanding balance under the mortgage note agreement was paid in its entirety.

At December 31, 1995 and 1996, the carrying value of the Company's debt instruments approximates its fair value based on the Company's incremental borrowing rates.

5. LEASES

Rent expense related to various operating lease agreements approximated $111, $137 and $109 for the years ended December 31, 1994, 1995 and 1996, respectively.

At December 31, 1996, the Company has future minimum lease payments for the next five succeeding fiscal years as follows: 1997 - $422; 1998 - $412; 1999 - $392; 2000 - $389; 2001 - $389; 2002 and thereafter $2,157.

6. RELATED PARTY TRANSACTIONS

The Company was charged $1,592, $1,807 and $1,827 in commissions and marketing services provided by an affiliated company for 1994, 1995 and 1996, respectively. In addition, billings to affiliated companies for services provided by the Company were approximately $647, $701 and $549 in 1994, 1995 and 1996, respectively.

Sales to an affiliated entity approximated $6,730, $6,000 and $6,777 in 1994, 1995 and 1996, respectively.

The Company also recorded approximately $171, $247 and $261 of interest income in the years ended December 31, 1994, 1995 and 1996, respectively, relating to notes receivable from affiliated entities and individuals. At December 31, 1995 and 1996, $2,000 and $1,149, respectively, of notes receivable from an affiliated entity were subordinate to the affiliate's bank debt. Interest expense relating to the notes payable to a shareholder and former shareholder (see Note 4) approximated $342 in 1996.

During 1995, the Company purchased their headquarters building and related land from an affiliated entity for a purchase price of approximately $2,646. The purchase price included the assumption of approximately $668 of the affiliate's debt associated with the construction of the building. In 1995 and 1996, the Company incurred additional costs to complete construction of the building. During 1996, the Company sold this building to another affiliated entity for cash at its net book value of approximately $2,890.

At December 31, 1996 and in connection with the sale of the Company's headquarters building, the Company entered into an operating lease for office space with the affiliated entity. The terms of the lease include a ten year lease term with two five year options.

At December 31, 1995 and 1996, the carrying value of the Company's notes receivable approximates fair value based on current interest rates and the terms of the notes.

At December 31, 1996, the Company has provided a $400 guarantee relating to a note payable of a related party.

7. COMMON STOCK AND COMMON STOCK REPURCHASE

Effective September 11, 1996, the Company and its shareholders entered into a Close Corporation and Settlement Agreement. The terms of the agreement included share repurchase agreements which provided for the repurchase of 7,431.5 shares of Class A (voting) and 22,294.5 shares of Class B (non-voting) common stock for an aggregate purchase price of $5,677. The purchase price consisted of a cash payment of $20 and 12% promissory notes totaling $5,657 (see Note 4). The share purchase agreements also provide for the possibility of additional purchase price to be paid by the Company as outlined in the agreement upon the sale of the Company prior to June 30, 2001 as defined in the agreement. In addition, the agreement requires the Company to repurchase shares from the shareholders under certain circumstances and in accordance with various terms and restrictions outlined in the agreement (see Note 8).

8. SALE OF COMPANY

Effective June 23, 1997, owners and management of the Company completed the sale of the Company to Metal Management, Inc.





13